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                                                                   EXHIBIT 11(b)

                  ROADMASTER INDUSTRIES, INC. AND SUBSIDIARIES
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
             FOR THE SIX MONTHS ENDED JULY 1, 1995 AND JULY 2, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                             SIX MONTHS ENDED

                                                                          JULY 1,         JULY 2,
                                                                           1995            1994
                                                                           ----            ----
Primary:
  Weighted average common shares outstanding during period                 48,866          27,860
  Common shares issuable if all warrants had been converted
     at the date of issuance                                                   --           2,583
                                                                         --------         -------

  Average common shares outstanding for primary calculation                48,866          30,443
                                                                         ========         =======

Fully Diluted:
  Weighted average common shares outstanding during period                 48,866          27,860
  Net common shares issuable on exercise of warrants                           --           2,583
                                                                         --------         -------

  Average common shares outstanding for fully diluted calculation          48,866          30,443
                                                                         ========         =======


Net earnings                                                             $ (7,056)        $ 1,835
                                                                         ========         =======

Primary earnings per share:
  Net earnings                                                           $  (0.14)        $  0.06
                                                                         ========         =======

Fully diluted earnings per share:
  Net earnings                                                           $  (0.14)        $  0.06
                                                                         ========         =======



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